----------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2002

                      THE READER'S DIGEST ASSOCIATION, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                1-10434               13-1726769
        (State or other        (Commission File       (I.R.S. Employer
        jurisdiction of            Number)         Identification Number)
       incorporation or
         organization)

             PLEASANTVILLE, NEW YORK                  10570-7000
         (Address of principal executive              (Zip Code)
                    offices)

               Registrant's telephone number, including area code:
                                 (914) 238-1000


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


ITEM 5. OTHER EVENTS.

      On July 23, 2002, a complaint was filed in Delaware Chancery Court against The Reader's Digest Association, Inc. (the "Company") and other named defendants in connection with the proposed recapitalization of the Company. The plaintiffs have moved to enjoin the recapitalization. A hearing on the plaintiffs' motion for such an injunction has been set for August 8, 2002. The Company believes the allegations in the complaint are entirely without merit and intends to vigorously defend the action.

      Filed herewith is the following Exhibit:

      99.1 Complaint of Levco Alternative Fund Ltd., and Purchase Associates, L.P. against The Reader's Digest Association, Inc., Thomas O. Ryder, Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas, William J. White, Ed Zschau, DeWitt Wallace-Reader's Digest Fund, and Lila-Wallace Reader's Digest Fund

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS.

      (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
           Not applicable

      (b)  PRO FORMA FINANCIAL INFORMATION
           Not applicable

      (c)  EXHIBITS

     NUMBER                         DESCRIPTION

     99.1 Complaint of Levco Alternative Fund Ltd., and Purchase Associates, L.P. against The Reader's Digest Association, Inc., Thomas O. Ryder, Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas, William J. White, Ed Zschau, DeWitt Wallace-Reader's Digest Fund, and Lila-Wallace Reader's Digest Fund

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               The Reader's Digest Association, Inc.

Date:  July 26, 2002

                               /s/ C.H.R. DUPREE
                               -------------------------------
                               Name:  C.H.R. DuPree
                               Title: Vice President and
                                        Corporate Secretary

                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION

99.1 Complaint of Levco Alternative Fund Ltd., and Purchase Associates, L.P. against The Reader's Digest Association, Inc., Thomas O. Ryder, Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas,
            William J. White, Ed Zschau, DeWitt Wallace-Reader's Digest Fund, and Lila-Wallace Reader's Digest Fund

                                                                   EXHIBIT 99.1



             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

---------------------------------------------

LEVCO ALTERNATIVE FUND LTD., and
PURCHASE ASSOCIATES L.P.,


                                  Plaintiffs,       Civil Action No.


                    -against-


THE READER'S DIGEST ASSOCIATION, INC.,
THOMAS O. RYDER, JONATHAN B,
BULKELEY, HERMAN CAIN, LYNNE V. CHENEY,
M. CHRISTINE DEVITA, JAMES E. PRESTON,
LAWRENCE R. RICCIARDI, C.J. SILAS,
WILLIAM J. WHITE, ED ZSCHAU, DEWITT
WALLACE-READER'S DIGEST FUND and
LILA WALLACE-READER'S DIGEST FUND,


                                  Defendants.
---------------------------------------------

                                    COMPLAINT

           Plaintiffs Purchase Associates L.P. and Levco Alternative Fund, Ltd. ("Plaintiffs"), by and through their attorneys, Ashby & Geddes and Cadwalader, Wickersham & Taft, for their Complaint and claims for relief against The Reader's Digest Association, Inc. ("Reader's Digest" or the "Company"), Thomas O. Ryder, Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas, William J. White, Ed Zschau (collectively the "Director Defendants"), Dewitt Wallace-Reader's Digest Fund (the "Dewitt Wallace Fund") and Lila Wallace-Reader's Digest Fund (the "Lila Wallace Fund") (jointly the "Wallace Funds") (hereinafter referred to collectively as "Defendants"), allege upon knowledge as to their own actions, and upon information and belief as to all other matters, as follows:

                              NATURE OF THE ACTION

     1. Plaintiffs Purchase Associates L.P. and Levco Alternative Fund, Ltd., are stockholders of Reader's Digest, respectively owning 72,300 and 242,600 shares of Class A Nonvoting Common Stock ("Class A Stock"). In this action, Plaintiffs seek injunctive and other equitable relief to prevent Defendants from consummating a grossly unfair and inequitable plan to recapitalize the Company in violation of the Company's Restated Certificate of Incorporation ("Certificate of Incorporation" or "Charter") and in breach of Defendants' fiduciary duties to Reader's Digest stockholders (the "Recapitalization Plan" or "Plan").

     2. As set forth below, the Recapitalization Plan will unjustly enrich the Company's controlling stockholders (i.e., Defendants the Wallace Funds) and entrench the incumbent Director Defendants, while inflicting severe economic harm on Reader's Digest and Plaintiffs' fellow Class A Stockholders. Moreover, this Plan was approved by a special committee consisting of three members of the Company's Board of Directors, all of whom (like the Board as a whole) were elected by and are beholden to the Wallace Funds, which in turn are the primary beneficiaries of the Plan and the owners of a majority of Reader's Digest Class B Voting Common Stock ("Class B Stock"). The Wallace Funds already have agreed to vote in favor of the Recapitalization Plan, thereby ensuring stockholder approval of the Plan.

     3. The Recapitalization Plan consists of a number of related transactions, which taken together are intended to realize the Defendants' improper, self-interested goals. First, under this Plan, the Company's Class A Stock and Class B Stock would be reclassified into a single series of common stock (the "New Common Stock"). Contrary to the fundamental economic rights of the Class A Stock, namely, that all common stockholders of the Company would be treated ALIKE IN ALL RESPECTS (except as to voting), the proposed Plan provides for Class B Stockholders to exchange their Class B Stock for New Common Stock at a substantial premium, while providing absolutely no exchange premium for the Class A Stockholders (the "Exchange Premium Transaction").

     4. Second, Reader's Digest, which already is burdened by significant debt associated with its recent acquisition of Reiman Holding Company, LLC ("Reiman"), proposes to incur an additional $100 million in debt for the sole purpose of repurchasing AT A PREMIUM over 3.5 million Class B shares held by the Wallace Funds (the "Premium Purchase Transaction"). This transaction, which provides no business or other benefit to the already exceedingly leveraged Company, is a gratuitous misuse of corporate assets.

     5. Finally, the incumbent Defendant Directors are highly conflicted in connection with their approval of the proposed Plan on terms so extremely favorable to the Wallace Funds and inequitable to the Class A Stockholders: in connection with the foregoing transactions, the Director Defendants propose to amend the Company's Certificate of Incorporation by, among other things, providing for a classified Board of Directors, eliminating the stockholders' ability to vote by written consent, and providing that director vacancies may be filled only by the vote of a majority of remaining members of the Board (the "Entrenchment Amendments"). Through the Entrenchment Amendments, which are a condition to and must be approved in order to consummate the Recapitalization Plan, the Plan seeks to entrench the incumbent Director Defendants and management who, on the eve of enfranchising the Company's Class A Stockholders, obviously are concerned for their positions once their patrons, the Wallace Funds, no longer control the vote.

     6. Thus, the Recapitalization Plan was approved by the Wallace Funds and their hand-picked directors, and, not surprisingly, provides significant (albeit gratuitous and improper) benefits to the Wallace Funds and the Director Defendants. The proposed Plan, however, is highly detrimental to the Company and grossly unfair to the Company's Class A Stockholders, who are not even being permitted to vote on the transaction.

                                   THE PARTIES

     7. Plaintiff Purchase Associates L.P., is a Delaware limited partnership, which owns 72,300 shares of Class A Stock of Defendant Reader's Digest.

     8. Plaintiff Levco Alternative Fund Ltd., is a Cayman Islands corporation, which owns 242,600 shares of Class A Nonvoting Common Stock of Defendant Reader's Digest.

     9. Defendant Reader's Digest is a Delaware corporation with its principal place of business in Pleasantville, New York. Reader's Digest is a global publisher and direct marketer of magazines, books, recorded music collections and home videos. Dewitt and Lila Acheson Wallace founded Reader's Digest magazine in 1922.

     10. Defendant Thomas O. Ryder, ("Ryder") is Chairman of the Board of Directors and Chief Executive Officer of Reader's Digest.

     11. Defendants Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, C.J. Silas and Ed Zschau are Directors of Reader's Digest.

     12. Defendants James E. Preston, Lawrence R. Ricciardi and William J. White are Directors of Reader's Digest and members of the Special Committee of the Board of Directors appointed to negotiate the Recapitalization Plan with the Wallace Funds.

     13. Defendants Dewitt Wallace-Reader's Digest Fund and The Lila Wallace-Reader's Digest Fund are controlling shareholders of Reader's Digest, owning approximately 50% of the outstanding Class B Stock.

     14. The individual Defendants, as Directors of Reader's Digest, and the Wallace Funds, as controlling shareholders of the Company, have a fiduciary relationship with Plaintiff and all other Reader's Digest stockholders and owe Plaintiff and other stockholders of Reader's Digest, the duties of utmost good faith, loyalty and fair dealing.


                              FACTUAL BACKGROUND

THE EXCHANGE PREMIUM AND THE PREMIUM PURCHASE TRANSACTIONS VIOLATE THE REPRESENTATIONS MADE IN CONNECTION WITH THE 1990 PUBLIC OFFERING OF READER'S DIGEST CLASS A COMMON, STOCK AND THE COMPANY'S CERTIFICATE OF INCORPORATION

     15. On or around February 7, 1990, Reader's Digest commenced a public offering of 25 million shares of Class A Stock (the "1990 Offering").

     16. Solicitation materials distributed in connection with the 1990 Offering (the "1990 Offering Documents"), as well as the Company's Certificate of Incorporation, provides that holders of Class A and Class B Stock were to be treated alike in all respects, with the exception that Class A Stockholders would have no right to vote, except as otherwise provided under Delaware law.


     17. For example, the 1990 Offering Documents stated that "holders of Nonvoting Common Stock and Voting Common Stock shall participate share and share alike in such dividends as may have been declared by the Board of Directors out of funds legally available for that purpose and in distributions of assets upon liquidation or otherwise." Similarly, these solicitation materials provided that in "case of any split-up or reverse split of Common Stock, the number of shares of Nonvoting Common Stock and the number of shares of Voting Common Stock must be increased or decreased, as the case may be, in the same proportion, share and share alike."

     18. Likewise, the Company's Certificate of Incorporation provides that "the Class A Nonvoting Common Stock and the Class B Voting Common Stock (collectively, the "Common Stock") shall participate share and share alike in all dividends and distributions of assets upon liquidation or otherwise and shall be identical in all other respects, except that the holders of the

Class A Nonvoting Common stock shall have no voting power for any purpose whatsoever, save as otherwise provided by law." Certificate of Incorporation, Art. IV(1).

     19. Despite the repeated emphasis in the 1990 Offering Documents, as well as the express provisions of the Company's Certificate of Incorporation, that Class A and B Stock would be treated identically in all respects, including in any distribution of assets, other than voting - "share and share alike" - the proposed Exchange and Purchase Premium provisions of the Recapitalization Plan blatantly favor the Class B Stock over the Class A Stock. The proposed Plan proposes exchanging Class B Stock for New Common Stock and repurchasing the Funds' Class B Stock at a substantial premium, whereas the defendants propose to exchange Class A stock for New Common Stock for no premium at all and in a transaction that is considerably dilutive to the interests of Class A Stockholders.

THE PREMIUM CURRENTLY BEING OFFERED FOR CLASS B STOCK IN THE EXCHANGE OFFER AND THE CASH PURCHASE CONTRASTS WITH THE FACT THAT CLASS B STOCK HISTORICALLY HAS TRADED AT THE SAME PRICE OR AT A DISCOUNT TO CLASS A STOCK

     20. The 1990 Offering, which increased the Company's total number of authorized shares of Common Stock, also served to increase the proportion of the Wallace Funds' combined holdings in Reader's Digest. Following, the 1990 Offering, the Wallace Funds owned 100% of the Company's Class B Stock (and thus 100% of the voting power) and, together with their combined holdings of Class A Stock, owned 41.8% of the outstanding Common Stock of Reader's Digest. Accordingly, subsequent to the 1990 Offering, all, but one, of the directors of the Wallace Funds, were also elected to the Board of Reader's Digest, and one-half of these directors were appointed to executive officer positions with Reader's Digest.

     21. Until September 1999, the Wallace Funds continued to hold over 50% of the voting stock and therefore exercised voting control, including the ability to elect directors and select the management of Reader's Digest. In September 1999, the Wallace Funds entered into an agreement with the Company that provided for an exchange by the Wallace Funds of approximately 9.3 million shares of Class B Stock for approximately 8 million shares of Class A stock, thus reducing the Funds' Class B stock interest and voting power to 50%. Nonetheless, the Wallace Funds still possessed the voting power to nominate and elect each member of the current Board of Directors of Reader's Digest, the Director Defendants herein.

     22. The Wallace Funds thus agreed in September 1999 to exchange Class B for Class A Stock at a discount: the Funds exchanged approximately 9.3 million shares of their Class B Stock for only 8 million shares of Class A Stock, or at an exchange ratio of .865.

     23. Moreover, this discounted exchange ratio reflects historical trading patterns of Class A and Class B Stock. In fact the price of Class A Stock, which is much more actively traded than Class B Stock and entitles its holders to the same economic rights as Class B Stockholders, consistently has traded at nearly identical prices and oftentimes at a premium to the Class B Stock.

     24. In fact, according to the Proxy Statement/Prospectus ("PSP") filed with the Securities and Exchange Commission ("SEC") on July 2, 2002, disclosing the terms of the Recapitalization Plan, the high and low closing price of Class A Stock in every fiscal quarter between 1999 and the announcement of the Recapitalization Plan was higher (at times by as much as 15%) than the high and low closing price of Class B Stock in the comparable time period.

     25. In contrast to the historical trading patterns of Class A and Class B stock, and the Wallace Funds' 1999 exchange of Class B for Class A stock at a ratio of .865, the Wallace Funds, as described below, would receive a premium for their Class B Stock pursuant to the Recapitalization Plan.

THE PROPOSED RECAPITALIZATION PLAN

     26. According to the PSP, the Recapitalization Plan was initiated by the Wallace Funds, the primary beneficiaries of the Plan, and approved by the Director Defendants, who also benefit under the Plan and who were nominated and elected by the Wallace Funds, in their capacity as controlling shareholders of the Company.

     27. In particular, the Wallace Funds had for some time expressed an interest in selling all or a large portion of their Reader's Digest stock. On March 8, 2002, however, the Board of Directors approved the purchase of substantially all the assets of Reiman Holding Company LLC ("Reiman"), a publisher of cooking, gardening, country lifestyle and nostalgia magazines and books in the United States and Canada for approximately $760 million cash. To finance this acquisition, the Company obtained an $850 million credit facility. Having incurred this substantial additional debt to fund the Reiman transaction, the Company was constrained in terms of incurring still more debt to finance an acquisition of the Wallace Funds' stock.

     28. Nonetheless, during the March 8 Board meeting, the Company's Board of Directors formed a purportedly disinterested Special Committee, consisting of Defendant Directors Preston, Ricciardi and White, each of which had been elected to the Board by the Wallace Funds, to negotiate with the Wallace Funds concerning the repurchase of their Class B Stock. Despite the substantial leverage incurred to finance the Reiman acquisition, the Company announced the Recapitalization Plan only one month after forming the Special Committee and, pursuant to that Plan, incurred an additional $100 million in debt. As set forth below, the Board's change of heart resulted not from the discharge of its fiduciary obligations of due care and loyalty, but as a result of pressure from the Wallace Funds and the proposed adoption of the Entrenchment Amendments under the Plan.

     29. Thus, on or about April 12, 2002, the Director Defendants approved the Recapitalization Plan. The Recapitalization Plan, as explained in the PSP, is the product of blatant self interest on the part of the Defendants, who are the sole beneficiaries of the various elements of the Plan. The Plan violates the terms of Reader's Digest's Charter and represents a breach of the Defendants' fiduciary duties to Plaintiffs and all other Class A Stockholders. Moreover, the PSP does not accurately describe Defendants' motivation for the Recapitalization Plan or the detrimental effect the Plan will have on Class A Stockholders.

THE EXCHANGE PREMIUM PAYABLE TO CLASS B STOCKHOLDERS

     30. According to the PSP, the Company will be recapitalized by means of a merger between the Company and a wholly-owned subsidiary, with Reader's Digest as the surviving corporation or alternatively by proposed amendments to the Company's Certificate of Incorporation. If consummated, whether by merger or Charter amendment, the Plan will result in the following: (i) the conversion of each share of Class A Stock into one share of New Stock, entitled to one vote per share; and (ii) the conversion of each share of Class B Stock into 1.24 shares of New Stock, entitled to one vote per share. The terms of the exchange of Class A and B Stock for New Stock thus provides a substantial benefit to the Class B Stockholders vis a vis the Class A Stockholders, whose shares will be exchanged for only one share of New Common Stock.

     31. If holders of more than $5 million in stated amount of Reader's Digest preferred stock seek to exercise appraisal rights under Delaware law, the foregoing recapitalization will be effected by amending the Company's Certificate of Incorporation and not by merger. If this were to occur, holders of preferred stock would not be entitled to appraisal rights, and the Company's Charter would be amended to reclassify each share of Class B Stock into 1.24 shares of Class A Stock, and, immediately thereafter, granting the shares of Class A Stock the right to cast one vote per share.

     32. The Recapitalization Plan is dilutive to Class A Stockholders such as the Plaintiffs. In fact, the PSP states: "Because each share of Class B Voting Common Stock would be recapitalized into Common Stock at a premium and each share of Class A Nonvoting Common Stock would be recapitalized into Common Stock on a one-for-one basis, the recapitalization would be dilutive to holders of Class A Nonvoting Common Stock."

THE PURCHASE PREMIUM

     33. In addition, the Recapitalization Plan contemplates that, immediately prior to the merger or Charter amendment described above, the Company will purchase 3,636,363 shares of the Class B Stock owned by the Wallace Funds at a premium price of $27.50 cash per share, for an aggregate cash purchase price of approximately $100 million. The $27.50 cash purchase price represents a 20% premium to the trailing 15 and 30 day average trading price of Class B Stock, and an almost 25% premium to the price of Class A Stock at the time the Plan was announced. In contrast, Class A Stockholders do not have the opportunity to receive cash for their shares in connection with the Recapitalization, and they are exchanging their shares for New Stock at no premium whatsoever, but rather at a discount.

THE ENTRENCHMENT AMENDMENTS

     34. In return for the highly favorable treatment accorded to the Wallace Funds with respect to the repurchase and recapitalization of their Class B Stock, the Wallace Funds have agreed to vote for the proposals to amend the Company's Certificate of Incorporation.

     35. There can be no doubt that the Entrenchment Amendments are an integral part of the Recapitalization Plan. The PSP provides that "[a]pproval of the charter proposals is a condition to completion of the recapitalization transaction. Therefore, if stockholders wish to have the recapitalization transaction completed, THEY MUST ALSO APPROVE THE CHARTER PROPOSALS." Pursuant to the Recapitalization Agreement, the Wallace Funds "have agreed to vote in favor of the recapitalization proposal and the charter proposal."

     36. The PSP, however, provides no explanation whatsoever for conditioning the Recapitalization Plan on passage of the Entrenchment Amendments, nor does it provide any background on how the amendments came to be an integral part of the Plan. In truth, the conditioning of approval of the the Entrenchment Amendments on the Recapitalization Plan is designed to entrench the Board of Directors following a transaction in which voting control will transfer from the Wallace Funds to the Company's stockholders as a whole. In essence, in exchange for agreeing to a transaction inappropriately favorable to Class B Stockholders, these Stockholders have agreed to amend the Charter so as to ensure the Director Defendants' and management's continuation in office.

     37. Each of these amendments is intended to and will have the effect of entrenching the incumbent Director Defendants and management.

     38. Significantly, the proposed Charter amendments would create a classified Board of Directors and provide for a minimum of three and maximum of twelve directors, with the actual number established by the Board. The proposed Board would consist of ten directors divided into three separate classes, each of whom would hold office for a term of three years, with one class standing for election each year. Currently, all Board members hold office for one year and stand for election each year, and may be removed with or without cause. By amending the Charter to create a classified Board, "it would generally require a stockholder holding a majority of the outstanding shares of Common Stock two annual meetings of stockholders, rather than one [as it currently stands], to elect a majority of the Reader's Digest Board of Directors."

PSP, at 55. In addition, by eliminating the right of stockholders to remove directors without cause, the Entrenchment Amendments will "make the removal of any director more difficult, even if a majority of stockholders believe removal is in their best interests." PSP, at 60.

     39. Second, the Director Defendants propose to eliminate stockholder action by written consent. In seeking to justify this Entrenchment Amendment, the Director Defendants exhibit distrust of the stockholder franchise and reveal that their true motivation in passing these amendments is entrenchment: "The Reader's Digest Board also believes that the elimination of stockholder action by written consent would help to avoid an ill-advised stockholder action in a context that might not permit the stockholders to have the full benefit of the knowledge, advice and participation of the company's management and board of directors." PSP, at 61.

     40. Taken together, the creation of a classified Board and the elimination of stockholder action by written consent may delay or hinder a change of control of Reader's Digest or other stockholder proposals, even if the holders of the majority of the Common Stock believe such action would be in their best interests. In addition, the Entrenchment Amendments will serve to bar stockholders from exercising their franchise rights by written consent, thereby effectively precluding a proxy contest from being waged in connection with anything other than the Company's annual stockholders' meeting.

     41. To further facilitate the entrenchment of the current directors, the Recapitalization Plan also proposes amending the Company's Charter and/or by-laws to provide that: (i) any vacancy on the Board of Directors, regardless of the reason for such vacancy, may be filled only by a majority vote of the remaining directors; (ii) special meetings of stockholders may be called at any time only by the chairman of the Board of Directors or the Board itself and only business described in the company's notice of meeting may be conducted, and
(iii) to be timely,
nominations by stockholders for members of the Board of Directors must be received by the Company no later than 60 days prior to the first anniversary of the preceding year's annual meeting (in contrast, notice currently must be received no later than 14 days prior to the scheduled meeting).

THE PATENT UNFAIRNESS OF THE RECAPITALIZATION PLAN

     42. The Entrenchment Amendments hopelessly conflict the Director Defendants in their approval of a Recapitalization Plan that is fundamentally unfair and detrimental to the holders of Class A Stock, who are precluded from voting on the Recapitalization Plan or the Entrenchment Amendments. While the Class A Stockholders will obtain voting rights pursuant to the Recapitalization Plan, as a result of the highly preferential and inappropriate premium granted to the Class B stockholders (1.24 shares of New Common Stock for each share of Class B Stock), the economic stake of the Class A Stockholders in the Company, and accordingly, their newly acquired voting power, will be considerably diluted.

     43. In addition, holders of Class A Stock will also suffer significant earnings dilution as a result of the Recapitalization Plan. Not only are Class B Stockholders receiving a large exchange premium pursuant to the Recapitalization Plan vis-a-vis the Class A Stockholders, but they are receiving a large cash premium in connection with the Company's repurchase of over 3.5 million shares of Class B Stock owned by the Wallace Funds. The additional $100 million financing incurred by the Company in connection with the repurchase of the Wallace Funds' shares at an unjustifiable premium will substantially increase the debt of an already highly leveraged company and cause additional downgrade of the Company's credit rating. As a result, the Recapitalization Plan will further depress the Class A Stockholders' earning power subsequent to the Plan's implementation and threatens the viability of the Company as a whole, all in connection with a transaction that serves no proper business purpose, but is intended solely to benefit the Company's Board and controlling stockholders.

                              IRREPARABLE HARM

     44. Plaintiff and other Class A Stockholders will suffer irreparable injury unless the Recapitalization Plan, including the passage of the Entrenchment Amendments, is enjoined.

     45. The Recapitalization Plan was structured and approved by Defendants in breach of their fiduciary duties of loyalty and fair dealing and in violation of the express terms of the Company's Charter.

     46. Contrary to the express representations contained in the 1990 Offering Documents and the Company's Charter, avowing that holders of Class A and Class B Stock were to SHARE AND SHARE ALIKE in connection with their holdings of the Company's Common Stock, under the proposed Recapitalization Plan the Class A Stockholders will suffer significant dilution in earnings and share of assets (as well as in their newly acquired voting powers) in connection with their ownership of Reader's Digest New Common Stock. Once this New Common Stock is issued, it will be impossible to recall and the adverse effects of the Recapitalization Plan on the Class A stockholders will be irreversible. Any monetary or other relief cannot and will not provide full and complete relief for the injuries that will be suffered by Plaintiff and the other Class A stockholders.

     47. Plaintiffs and all other Class A Stockholders will suffer irreparable harm as a result of the Entrenchment Amendments. By creating a classified Board of Directors, eliminating the stockholder's right to act by written consent, enabling the Board of Directors to fill vacancies and precluding the removal of a director without cause, the Director Defendants are seeking to and will impair the voting power of Class A Stockholders on the eve of their obtaining the vote and decrease the likelihood that shareholders can effect a change of control or other stockholder proposal, even if the holders of the majority of the Common Stock believe such action would be in their best interests. In addition, the proposed amendments will serve to bar stockholders from exercising their franchise rights by written consent, thereby effectively precluding a proxy contest from being waged in connection with anything other than the Company's annual stockholders' meeting.

     48. Plaintiffs have no adequate remedy at law.

                                   COUNT I

                            BREACH OF FIDUCIARY DUTY

     49. Plaintiffs repeat and reallege each of the foregoing allegations as if fully set forth herein.

     50. The Director Defendants owe the Company's Class A Stockholders the highest duties of care, loyalty and fairness.

     51. As controlling shareholders of the Company, the Wallace Funds owe a fiduciary duty to the other stockholders of the Company, including holders of Class A Stock, obligating the Wallace Funds to deal fairly with other shareholders of the Company and not to facilitate and approve self-interested transactions that will deprive other shareholders of fair and adequate compensation in connection therewith.

     52. The Wallace Funds are in a position to control a sufficient amount of votes to assure stockholder approval of the Recapitalization Plan and the Entrenchment Amendments. As a result, Defendants owe a duty of entire fairness to Plaintiffs and other holders of Class A Stock.

     53. As set forth above, the Defendants breached their fiduciary duties to the Plaintiffs in connection with the Recapitalization Plan and the Entrenchment Amendments.

     54. The Wallace Funds initiated the Recapitalization Plan and, along with their hand-picked directors, voted to approve the Plan.

     55. The primary beneficiaries of the Plan are the Wallace Funds, who are receiving an exchange premium for their Class B Stock and a cash premium in connection with the Company's repurchase of their stock, and the Director Defendants, who - as a condition for approving and consummating this grossly unfair transaction - are obtaining the Class B Stockholders' approval of the Entrenchment Amendments.

     56. These transactions are detrimental to the Class A Stockholders, whose economic interests will be diluted, notwithstanding express promises set forth in the 1990 Offering Documents and the Company's Amended Charter, to treat Class A and Class B Stock IDENTICALLY IN ALL RESPECTS except voting. In addition, these transactions are detrimental to the Company as a whole, which is wasting $100 million to repurchase the Wallace Funds' Class B Stock when it is already highly leveraged as a result of the Reiman acquisition that had triggered a downgrade in the Company's credit rating. Moreover, the Entrenchment Amendments will impair the voting power of Class A Stockholders on the eve of their obtaining the vote and decrease the likelihood that shareholders can effect a change of control or other stockholder proposal, even if the holders of the majority of the Common stock believe such action would be in their best interests. In addition, the proposed amendments will serve to bar stockholders from exercising their franchise rights by written consent, thereby effectively precluding a proxy contest from being waged in connection with anything other than the Company's annual stockholders' meeting.

     57. Moreover, the Class A Stockholders are precluded from voting on the transaction and are not entitled to appraisal rights in connection with the Recapitalization Plan.

     58. By proposing and approving the terms of the Recapitalization Plan, including the Amendments to the Company's Certificate of Incorporation contemplated thereby, Defendants intend to deprive holders of the Company's Class A Stock of the fair value of their securities and to protect their positions of control with the Company. The attempt by Defendants to aggrandize their own interests at the expense of the Class A Stockholders, without giving the Class A Stockholders any opportunity to vote separately as a class on the Recapitalization Plan, constitutes a breach of Defendants' fiduciary duties of care, loyalty and entire fairness owed to Plaintiffs and other Class A Stockholders of Reader's Digest.

     59. Finally, Defendants breached their fiduciary duties to Plaintiffs and the Company's other Class A Stockholders by failing accurately to describe or explain Defendants' motivation for the Recapitalization Plan or the detrimental effect the Plan will have on Class A Stockholders.

     60. For instance, the PSP fails to state, among other things, that: (i) the Director Defendants approved the Recapitalization Plan, including the Cash Premium and Exchange Premium Transactions, in order to obtain Class B Stockholder approval of the Entrenchment Amendments; (ii) the Class A Stockholders are entitled to vote on the Recapitalization Plan as a separate class under applicable law; and (iii) the Wallace Funds approved the Entrenchment Amendments in order to obtain director approval of the Recapitalization Plan.

     61. Plaintiffs have no adequate remedy at law.

                              COUNT II

      DECLARATORY JUDGMENT - THE RECAPITALIZATION PLAN IS ULTRA VIRES

     62. Plaintiffs repeat and reallege each of the foregoing allegations as if fully set forth herein.

     63. The Certificate of Incorporation of a Delaware corporation sets forth and defines the powers and limitations of the corporation's ability to conduct business, including the ability to contract with other individuals or entities. Any action taken by a Delaware corporation that is in excess of the powers explicitly authorized in, or expressly prohibited by, its Certificate of Incorporation is ultra vires and fundamentally contrary to public policy.

     64. The Company's Charter provides that "the Class A Nonvoting Common Stock and the Class B Voting Common Stock (collectively, the "Common Stock") shall participate SHARE AND SHARE ALIKE in all dividends and distributions of assets upon liquidation or otherwise AND SHALL BE IDENTICAL IN ALL OTHER RESPECTS, except that the holders of the Class A Nonvoting Common Stock shall have no voting power for any purpose whatsoever, save as otherwise provided by law." Certificate of Incorporation, Art. IV(1).

     65. As discussed above, the Recapitalization Plan is not authorized by the Company's Certificate of Incorporation, and moreover, expressly violates the plain language of the Company's Certificate of Incorporation, providing that with the exception of voting rights, Reader's Digest Class A and Class B Stock are to be treated equally.

     66. Thus, the transactions contemplated by the Recapitalization Plan are ultra vires and repugnant to public policy, and accordingly, are void under Delaware law.

     67. There is an actual and justiciable dispute regarding whether the Recapitalization Plan is ultra vires and accordingly void under Delaware law.

     68. Plaintiffs have no adequate remedy at law.

                                   COUNT III

                               CONSTRUCTIVE TRUST

     69. Plaintiffs repeat and reallege each of the foregoing allegations as if fully set forth herein.

     70. By reason of the foregoing, the Court should impose a constructive trust for the benefit of Plaintiffs and other Class A Stockholders upon the $100 million paid to the Wallace Funds and the shares of New Stock received by the Class B Stockholders.

                              PRAYER FOR RELIEF

           WHEREFORE, Plaintiff prays for relief and judgment against Defendants as follows:

          (1) A preliminary and permanent injunction barring Defendants and all persons acting in concert with them from proceeding with, consummating or closing the Recapitalization Plan or Entrenchment Amendments;

          (2) Declaring that the Recapitalization Plan or any other plan that adversely affects the Class A Stockholders, requires for its approval the distinct affirmative vote of the holders of at least two thirds of the total issued and outstanding Reader's Digest Class A Common Stock, in addition to the approval of the holders of at least two thirds of the total issued outstanding Reader's Digest Class B Stock;

          (3) Declaring the Recapitalization Plan as ultra vires and accordingly void under Delaware law;

          (4) In the event the Recapitalization Plan is consummated, rescinding it and setting it aside or awarding recissory damages to the Plaintiff in proportion to its beneficial ownership of Reader's Digest Class A Stock;

          (5) Awarding Plaintiffs the costs of this action, including reasonable attorneys and experts' fees; and

          (6) Such other and further relief as the Court may deem just and proper.

Dated: Wilmington, Delaware
       July 22, 2002

                               ASHBY & GEDDES


                               /s/ L. C. ASHBY
                               ------------------------------------
                               Lawrence C. Ashby
                               Philip Trainer, Jr.
                               222 Delaware Avenue
                               17th Floor
                               P.O. Box 1150
                               Wilmington, DE 19899
                               (302) 654-1888

OF COUNSEL:

CADWALADER, WICKERSHAM & TAFT
Dennis J. Block
Jason M. Halper
Isaac Greaney
Alla Lerner
100 Maiden Lane
New York, New York  10038
(212) 504-6000

Dated: July 22, 2002

                                  VERIFICATION

STATE OF NEW YORK   )
                      SS.
COUNTY OF NEW YORK  )


      Henry Levin, as Senior Portfolio Manager of John A. Levin & Co., investment advisor of Levco Alternative Fund, Ltd., and Levco GP, the managing general partner of Purchase Associates L.P., being first duly sworn, hereby states that the contents of the above Complaint are true correct to the best of my information and belief.

                               /s/ HENRY LEVIN
                               ------------------------------------
                                   Henry Levin


SUBSCRIBED AND SWORN TO before me this 22nd day of July, 2002.


Witness my hand and official seal.


My Commission Expires:
                       ---------------------------

       [Notary Seal]



                               /s/ CARLANNE CATALDO
                               ------------------------------------
                                  Notary Public